Exhibit 5.1

December 30, 2005

Mr. Jeffrey Schultz
Secured Financial Network, Inc.
7951 SW 6th St., Suite 210
Ft. Lauderdale, FL 33324

Dear Jeff,

Because of an opportunity that has been made available to me in an area of personal interest, it is with sincere regret that I must submit my resignation, as Chief Operations Officer and Secretary of Secured Financial Network, Inc., effective January 1, 2006.

I will be available to the Company, as needed, for an orderly transition and closing of the year-end 2005.

Thank you for this past opportunity and I wish Secured Financial Network, Inc. nothing but success in the future.

Respectfully Submitted,

/s/ Brian Schultz
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Brian Schultz